UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2006

NEW WORLD BRANDS, INC.
(Exact name of registrant as specified in its charter)

    Delaware                  033-91432                    02-0401674
(State or Other Jurisdiction                   (Commission                   (I.R.S. Employer
              of Incorporation)                       File Number)                   Identification No.)

340 West Fifth Street, Eugene, Oregon 97401
(Address of Principal Executive Office) (Zip Code)

(541) 686-2900
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

New World Brands, Inc. (the “Company”) previously disclosed in its Current Report on Form 8-K dated September 15, 2006, as filed with the Securities Exchange Commission on September 21, 2006, its disposition of its wine and spirits business and the acquisition of all of the assets and liabilities of Qualmax, Inc. (the “Transactions”).

In connection with, and as a result of, the Transactions, the Company’s fiscal year was changed effective as of the closing of the Transactions, from a May 31 fiscal year end, which was the fiscal year of the wine and spirits business disposed of are part of the Transactions, to a December 31 fiscal year end, which is the fiscal year end of the business acquired from Qualmax, Inc.

The Company will report its financial information based on a calendar year end beginning with the filing of a Form 10-QSB for the quarter ended September 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                        NEW WORLD BRANDS, INC.

Date: November 14, 2006                                            By: /s/ Ian T. Richardson
                                    Name: Ian T. Richardson
                                    Title: Chief Financial Officer and
                                              Vice President